UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________________________

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

June 23, 2010

____________________________

ATHERONOVA INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

0-52315 (Commission File Number)		20-1915083 (IRS Employer Identification No.)
2301 Dupont Drive, Suite 525 Irvine, CA 92612 (Address of Principal Executive Offices and zip code)

(949) 476-1100
(Registrant’s telephone

number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends the Registrant’s Current Report on Form 8-K dated June 23, 2010, and filed with the Securities and Exchange Commission on June 25, 2010, regarding the amendment and restatement of the Registrant’s certificate of incorporation.  The purpose of this amendment is to include the caption for Item 5.07 Submission of Matters to a Vote of Security Holders, as the information required by such item for the amendment and restatement of the Registrant’s certificate of incorporation was disclosed in the originally filed Current Report on Form 8-K, and to add disclosure regarding the adoption of the Registrant’s 2010 Stock Incentive Plan.

Item 3.03 Material Modification to Rights of Security Holders.
Item 5.07 Submission of Matters to a Vote of Security Holders.

As set forth in a Definitive Information Statement on Schedule 14C, filed by the Registrant with the Securities and Exchange Commission on June 3, 2010, and pursuant to the Registrant’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”), as filed with the Secretary of State of the State of Delaware on June 23, 2010, the Registrant:

•	effected a 1-for-200 reverse stock split of the Registrant’s outstanding common stock, with special treatment for certain of the Registrant’s stockholders to preserve round lot holders;
•	decreased the number of authorized shares of common stock from 2,000,000,000 to 100,000,000; and
•	authorized 10,000,000 shares of “blank check” preferred stock.

The Registrant’s Board of Directors, stockholders holding an aggregate of 76.7% of the outstanding shares of the Registrant’s Super-Voting Common Stock, stockholders representing approximately 90.7% of the outstanding shares of the Registrant’s common stock and stockholders representing approximately 77.1% of the combined voting power of the outstanding shares of the Registrant’s Super-Voting Common Stock and common stock approved the foregoing actions on May 21, 2010.

In connection with the reverse stock split,

•	stockholders holding less than 100 shares of the Registrant’s common stock were not affected,
•
stockholders holding 20,000 or fewer shares of the Registrant’s common stock, but at least 100 shares of the Registrant’s common stock, were provided special treatment such that after the reverse stock split, those holders continue to hold 100 shares of the Registrant’s common stock; and

•	no fractional shares resulted as all fractional shares were rounded up to the next whole number of shares.

Pursuant to the provisions of the Registrant’s Certificate of Designations, Preferences, Rights and Limitations of Super-Voting Common Stock, as filed with the Secretary of State of the State of Delaware on May 5, 2010, the effectiveness of the Restated Certificate on June 23, 2010 caused a mandatory conversion of the Registrant’s Super-Voting Common Stock whereby the holders of such stock are entitled to receive (without further action by them) in the aggregate, taking into account the reverse stock split, 22,143,771 shares of the Registrant’s common stock, representing approximately 97.6% of the outstanding shares of the Registrant’s common stock as of June 23, 2010.  As of June 23, 2010, holders of the Registrant’s common stock (other than the former holders of the Registrant’s Super-Voting Common Stock), taking into account the mandatory conversion of the Registrant’s Super-Voting Common Stock and the reverse stock split, hold approximately 537,156 shares of the Registrant’s common stock, representing approximately 2.4% of the outstanding shares of the Registrant’s common stock as of such date.

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The Registrant anticipates that the per share price of its common stock as quoted on the OTC Bulletin Board will reflect the reverse stock split within the next few days.

The Registrant’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on June 23, 2010, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

In addition, on May 21, 2010, stockholders holding an aggregate of 76.7% of the outstanding shares of the Registrant’s Super-Voting Common Stock, stockholders representing approximately 90.7% of the outstanding shares of the Registrant’s common stock and stockholders representing approximately 77.1% of the combined voting power of the outstanding shares of the Registrant’s Super-Voting Common Stock and common stock adopted the AtheroNova Inc. 2010 Stock Incentive Plan by written consent.  The adoption of the plan by the Registrant’s stockholders became effective on June 23, 2010.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
3.1
Amended and Restated Certificate of Incorporation.  Filed as Exhibit 3.1 to the original Current Report on Form 8-K (File No. 000-52315) dated June 23, 2010, filed with the Securities and Exchange Commission on June 25, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AtheroNova Inc.

Date: August 18, 2010	By:	/s/ Mark Selawski
Mark Selawski Chief Financial Officer & Secretary

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